UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2013

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2013, Donald M. Condon, Jr. provided notice of his decision to retire from his position as Senior Vice President, Corporate Business Development of Westlake Chemical Corporation (the “Company”) effective March 31, 2013.

In connection with Mr. Condon’s retirement, he and a subsidiary of the Company entered into a consultant’s agreement, dated March 26, 2013, providing for Mr. Condon to serve as a consultant to the Company from April 1, 2013 until April 1, 2014 and on a month-by-month basis thereafter, provided either party may terminate the agreement upon 30 days’ notice. Pursuant to the agreement, Mr. Condon will be paid $250 per hour, up to a maximum of $1,500 per day for each day services are performed by Mr. Condon. In addition, Mr. Condon will be reimbursed for all reasonable out-of-pocket expenses. The agreement requires Mr. Condon to keep certain technical information and data confidential and not to use such information and data except in performing services under the agreement.

The foregoing summary of the agreement is qualified in its entirety by the terms of the agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

10.1	Consultant’s Agreement dated March 26, 2013 by and between Westlake Management Services Inc. and Donald M. Condon, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: March 28, 2013

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